Investor Contact:

Media Contact:

Emma Jo Kauffman

Andrea Ewin Turner

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT PRUDENTIAL EQUITY GROUP

RETAILING CONFERENCE

GOODLETTSVILLE, Tenn. – January 7, 2004 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the 2004 Prudential Equity Group Retailing Conference on Tuesday, January 13, 2004, beginning at 3 p.m. ET.  A webcast of this presentation and supporting slides can be accessed live at 3 p.m. ET on the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.” The webcast will be available through January 27, 2004.

Dollar General is a Fortune 500® discount retailer with more than 6,700 neighborhood stores.  Dollar General stores offer convenience and value to customers, by offering consumable basics, items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as an appealing selection of basic apparel, housewares and seasonal items at everyday low prices.

# # #